Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-143059) pertaining to Endurance Specialty Holdings Ltd. 2005 Sharesave Scheme of our report dated March 29, 2010, with respect to the financial statements of Endurance Specialty Holdings Ltd. 2005 Sharesave Scheme included in this Annual Report (Form 11-K) for the year ended December 31, 2009.
/s/ Ernst & Young Ltd.
Hamilton, Bermuda
March 29, 2010